UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2015
Date of Report (Date of earliest event reported)

GMCI CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54629	43-2110431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 W. Rio Salado Parkway Suite 215 Tempe, AZ	85281
(Address of principal executive offices)	(Zip Code)

(416) 214-1483
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 1, 2015, Mr. Calvin Chin was appointed to the office of Chief Financial Officer (“CFO”) of GMCI Corp., a Nevada corporation (the “Company”), to serve as the Company's CFO until his resignation or the appointment of a successor to his position.

Mr. Chin was the Head of Finance for HCM-Hygenic Corporation (M) Sdn. Bhd. (US multinational corporation) located in Batu Gajah, Perak, Malaysia) from July 2004 to October 2015. Mr. Chin’s duties included leading and emerging the finance team and assisting the managing auditor in management of the daily business operations. Mr. Chin, acting as one of the local directors for the Malaysia entity and sat on the Board of Directors as part of a decision maker for the Malaysia business entity. Mr. Chin reported directly to the CFO based in the Unites States on the financial position of the Malaysia Corporation.

Mr. Chin was a lead auditor with Ernst & Young from 2004 to 2008 and has auditing experience in specializing in Manufacturing, retailing, plantation and property development industry.

Mr. Chin earned a Professional degree from the Association of Certified Chartered Accountants. (ACCA , UK).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMCI CORP.

DATE: December 21, 2015	/s/ Lok Khing Ming
Lok Khing Ming
President